AGREEMENT AND PLAN OF MERGER


                  AGREEMENT  AND PLAN OF MERGER made as of June 11, 1999, by and among Base Ten Systems, Inc., a New Jersey corporation having its principal office at One Electronics Drive, Trenton, New Jersey 08619, ("Base Ten"), Ex-BTS Clinical, Inc., a New Jersey corporation wholly-owned by Base Ten having its principal office at One Electronics Drive, Trenton, New Jersey 08619 ("BTSC") (Base Ten and BTSC collectively referred to as the "Purchasers"), Almedica International Inc., a Delaware corporation having its principal office at 75 Commerce Drive, Allendale, New Jersey 07401 ("Almedica"), and Almedica Technology Group Inc., a New Jersey corporation wholly-owned by Almedica having its principal office at 900 Lanidex Plaza, Suite 202, Parsippany, New Jersey 07054 ("ATG") (Almedica and ATG collectively referred to as the "Sellers").

                  WHEREAS, Almedica owns 736 shares of common stock, without par value, of ATG, which Almedica represents constitute all of the issued and outstanding capital stock of ATG; and

                  WHEREAS, Base Ten owns 100 shares of common stock, without par value, of BTSC, which Base Ten represents constitute all of the issued and outstanding capital stock of BTSC;

                  WHEREAS, Almedica desires to sell, and Base Ten desires to purchase, ATG by means of a merger of BTSC with and into ATG (the "Merger") in accordance with the laws of the State of New Jersey and the provisions of this Agreement; and

                  WHEREAS, Capitalized terms used in this Agreement but not defined upon their first usage are defined in Section 8.1.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                    ARTICLE 1

                                   THE MERGER

         1.1      The Merger

                  (a) The Merger. At the Effective Time (as defined below), BTSC will be merged with and into ATG. ATG shall be the surviving corporation in the Merger and shall become a wholly-owned subsidiary of Base Ten.

                           At the Effective Time;

                          (i) the Certificate of  Incorporation  of ATG shall be
the certificate of incorporation of the surviving corporation;

                          (ii)  the  bylaws  of  ATG,  as in  force  and  effect
immediately prior to the Effective Time, shall be the bylaws of the surviving corporation;

                          (iii)  the  Board  of  Directors   of  the   surviving
corporation shall be those persons listed as directors on Schedule 1.1(a)(iii);

                          (iv) the officers of the surviving corporation and the
positions held by each of them shall be as set forth on Schedule 1.1(a)(iv); and

                          (v) the  separate  corporate  existence  of BTSC shall
cease, and ATG, as the surviving corporation, shall succeed to all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of ATG and BTSC, and shall be responsible for all of the debts, liabilities and duties of ATG and BTSC, all as more fully set forth in Chapter 10 of the New Jersey Business Corporation Act.

                  (b) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of BTSC or ATG:

                          (i) each  share of  capital  stock of BTSC  issued and
outstanding immediately prior to the Effective Time shall be converted into and become one share of the surviving corporation;

                          (ii) all 736 shares of capital stock of ATG issued and
outstanding immediately prior to the Effective Time (the "ATG Shares") shall be converted into and become an aggregate of 3,950,000 shares of Class A Common Stock of Base Ten (the "Base Ten Shares"); and

                          (iii) each share of capital  stock of ATG that is held
in the treasury of ATG shall be cancelled and retired and no capital stock of Base Ten, cash or other consideration shall be paid or delivered in exchange therefor.

                  (c) Fractional Shares. Base Ten shall not be required to issue any fractional shares of Base Ten Shares in connection with the Merger and the number of shares of Base Ten Shares to be issued to Almedica in connection with the Merger shall be rounded down to the nearest whole number.

                  (d) Issuance of Certificates. At the Effective Time, Base Ten shall make available to Almedica, and Almedica will be entitled to receive upon surrender to Base Ten of one or more certificates representing the ATG Shares for cancellation, certificates representing the Base Ten Shares, subject to
Section 1.4. The Base Ten Shares into which the ATG Shares shall be converted in the Merger shall be issued by Base Ten free and clear of any encumbrances, except as otherwise provided in Section 1.4.

                  (e) Name Change. Upon filing with the New Jersey Division of Commercial Recording a certificate of merger in such form as required by, and executed in accordance with, this Agreement and the New Jersey Business Corporation Act (the "New Jersey Merger Certificate"), and as a part of the New Jersey Merger Certificate, the name of the surviving corporation shall change to "BTS Clinical, Inc." and the certificate of incorporation of the surviving corporation shall be amended to read, in its entirety, in accordance with the certificate of incorporation thereof attached thereto.

         1.2 Tax Treatment. The Parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368 of the Code. Each Party agrees that it will use all commercially reasonable efforts to assure that the Merger shall so qualify, and Base Ten agrees that subsequent to the Closing, neither it nor the surviving corporation will take any action, or take any position in a Tax Return, that may reasonably be expected to result in the failure of the Merger to so qualify.

         1.3 Effective Time and Closing. The closing shall take place at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey 07932-0950, concurrently with the execution hereof, commencing at 10:00 a.m. local time (the "Closing"). The date and time of the Closing are herein referred to as the "Closing Date."

                  At the Closing:

                  (a)      Purchasers shall deliver to Sellers:

                          (i)  certificates  representing  the Base Ten  Shares,
subject to delivery of a portion thereof, by Sellers, to the Escrow Agent in accordance with Section 1.3(c).

                          (ii) an Officer's  Certificate  of Base Ten, dated the
Closing Date, stating the following:

                                    (A) Each  representation  and  warranty  set
forth in Article 3 is true and correct in all material respects as of the Closing;

                                    (B)   Purchasers   have   performed  in  all
material respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing;

                                    (C)  The  consummation  of the  transactions
contemplated by the Transaction Documents will not be prohibited by any Legal Requirement or subject Sellers to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity;

                                    (D) No action, suit or proceeding is pending
or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers performance of their obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect exists; and

                                    (E)   All   filings,   notices,    licenses,
consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Purchasers to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own the ATG Shares or to conduct the Business thereafter (the "Purchasers' Consents") have been duly made or obtained.

                          (iii) a copy of the  resolutions  duly adopted by Base
Ten's board of directors authorizing Base Ten's execution, delivery and performance of the Transaction Documents to which Base Ten is a party and the consummation the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Base Ten;

                          (iv) a copy of the resolutions  duly adopted by BTSC's
board of directors authorizing BTSC's execution, delivery and performance of the Transaction Documents to which BTSC is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of BTSC;

                          (v) a copy of the resolutions duly adopted by Base Ten
as the shareholder of BTSC approving the Merger and this Agreement, certified by an officer of BTSC;

                          (vi) a certificate  (dated not less than five business
days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of Base Ten and BTSC in New Jersey;

                          (vii) copies of the Purchasers' Consents;

                          (viii)   such   other   documents   relating   to  the
transactions contemplated by the Transaction Documents to be consummated at the Closing as Sellers reasonably request.

                  (b)      Sellers shall deliver to Purchasers:

                          (i) an Officer's  Certificate  of Almedica,  dated the
Closing Date, stating the following:

                                    (A) Each  representation  and  warranty  set
forth in Article 4 is true and correct in all material respects as of the Closing;

                                    (B) Sellers  have  performed in all material
respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing;

                                    (C)  The  consummation  of the  transactions
contemplated by the Transaction Documents will not be prohibited by any Legal Requirement or subject Purchasers, any of the ATG Shares or any of the Assets to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity;

                                    (D) No action, suit or proceeding is pending
or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers' right to conduct the Business or Sellers' performance of their obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect will exist; and

                                    (E)   All   filings,   notices,    licenses,
consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Sellers to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own and transfer the ATG Shares or permit the conduct of the Business by Purchasers thereafter (the "Sellers' Consents") have been duly made or obtained.

                          (ii) a copy of the  resolutions  duly adopted by ATG's
board of directors authorizing ATG's execution, delivery and performance of the Transaction Documents to which ATG is a party and the consummation the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of ATG;

                          (iii)  a  copy  of the  resolutions  duly  adopted  by
Almedica's board of directors authorizing Almedica's execution, delivery and performance of the Transaction Documents to which Almedica is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Almedica;

                          (iv)  a  copy  of  the  resolutions  duly  adopted  by
Almedica as the shareholder of ATG approving the Merger and this Agreement, certified by an officer of ATG;

                          (v) a  certificate  (dated not less than five business
days prior to the Closing) of the Secretary of State (or, as to New Jersey, the Treasurer) of each state listed on Schedule 4.1(a) as to the good standing of ATG in such states and a certificate (dated not less than five business days prior to the Closing) of the Secretary of State of Delaware as to the good standing of Almedica in Delaware;

                          (vi) the Books and Records; provided,  however, to the
extent that the Books and Records are located at Almedica's principal office in Allendale, New Jersey, such Books and Records shall be delivered to Purchasers within 48 hours following the Closing;

                          (vii) copies of the Sellers' Consents;

                          (viii)  written  resignations  from each  director and
officer of ATG from such directorships and offices, to take effect as of the Closing; and

                          (ix) such other documents relating to the transactions
contemplated by the Transaction Documents as Purchasers reasonably request.

                  (c) Almedica shall deliver to Escrow Agent certificates representing the Base Ten Shares constituting the Escrow Amount (as defined below), together with a stock power executed by Almedica in blank with respect to each such certificate.

                  (d)  Base  Ten  and  each  of   Robert   J.   Bronstein,   Fay
Mannon-Rahio, Alex Boyce, Tony Heeley and Garth Ralston shall have executed an employment agreement and an option agreement.

                  (e)      Purchasers and Sellers shall:

                          (i) file with the Division of Commercial  Recording of
the State of New Jersey the New Jersey Certificate of Merger;

                          (ii)  execute and deliver a supply  agreement  in form
and substance satisfactory to Almedica and Base Ten; and

                          (iii)  execute  and deliver  the  Registration  Rights
Agreement (as defined below).

                  The date and time that the filing referred to in Section 1.3(e)(i) has been completed is herein referred to as the "Effective Time."

         1.4 Escrow Amount. Of the Base Ten Shares, 1,580,000 shares otherwise payable to Almedica pursuant to Section 1.1 (the "Escrow Amount") will be retained by Pitney, Hardin, Kipp & Szuch, counsel to Purchasers, (the "Escrow Agent") as security for the faithful performance of the indemnity obligations of Almedica to Purchasers under Section 6.2 and, without prejudice to any other rights of Purchasers, will be subject to recovery by Purchasers as specifically provided in this Agreement. Subject to the terms of this Agreement and less any shares which shall be subject to recovery as provided in Section 1.5, (i) the shares constituting one-half of the Escrow Amount will be released by Escrow Agent to Almedica, not later than ten business days after the completion of thirteen full calendar months following the date of this Agreement (the "First Release Date"), and (ii) the shares constituting the balance of the Escrow Amount will be released by Escrow Agent to Almedica not later than ten business days after the second anniversary of the date of this Agreement (the "Second Release Date"). Cash dividends or stock dividends and any other distribution, if any, payable on the shares of Base Ten's common stock comprising the Escrow Amount will be held by Escrow Agent subject to the terms of this Section 1.5, but Almedica shall have all voting rights with respect to the shares of Base Ten's common stock comprising the Escrow Amount and any stock issued as stock dividends with respect thereto and while it is so held by the Escrow Agent, but any such shares so issued as dividends shall be subject to recovery as provided in this Agreement. Base Ten and Almedica shall, in accordance with the Escrow Agreement executed and delivered by them on the date hereof, provide joint written instructions to the Escrow Agent on the First Release Date and the Second Release Date with respect to distributions of the Escrow Amount as set forth in the Section 1.4, unless any such distribution is subject to a dispute, in which case Base Ten and Almedica will follow the procedures set forth in this Agreement regarding notice and resolution of any such dispute.

         1.5 Recovery Against Escrow Amount. Base Ten shall give notice in writing to Almedica of any claim against the Escrow Amount (such notice to contain the details of the claim giving rise thereto and the calculation thereof), and will proceed to recover the amount of such claim against Almedica in the event that Almedica does not respond in writing within 60 days after receipt of such notice. In the event Almedica disputes the claim, Almedica will be entitled (a) if such dispute is attributable to accounting issues, to engage a firm of independent public accountants at the expense of Almedica to examine the claimed recovery and to deliver a notice to Base Ten confirming or disputing its validity or the amount thereof, or (b) if such dispute is not attributable to accounting issues, to deliver a notice to Base Ten disputing its validity or amount thereof (in either case, the "Dispute Notice"). The Dispute Notice shall be given within 60 days after Base Ten's original notice of such claim. Base Ten shall provide Almedica and any independent public accountants retained by Almedica with access to such books and records of ATG as may be reasonably requested by Almedica for purposes of verifying Base Ten's claim. Almedica and duly authorized representatives of Base Ten shall in good faith meet at reasonable times and places agreed to by them so as to come to a settlement of the matter. In the event a settlement is not achieved within 30 days after the date of the Dispute Notice, (x) if the dispute relates to or otherwise encompasses accounting issues, Base Ten and Almedica's independent public accountants will have 30 additional days in which to engage another firm of independent public accountants which is unaffiliated with Base Ten or Almedica (and which has not performed any work for any of the foregoing or any of their Affiliates within the 24-month period preceding the date of the Dispute Notice), which expenses shall be borne jointly by Base Ten and Almedica, to render a binding opinion on the dispute, and (y) if the dispute does not relate to or otherwise encompass accounting issues, the Parties may pursue any and all rights or remedies available to them at law or in equity. In the event any proposed recovery is pending on the First Release Date or the Second Release Date, a portion of the Escrow Amount scheduled to be released on that date which is reasonably necessary to satisfy such pending claim may be retained by the Escrow Agent until the claim is resolved, and shall thereafter be distributed by the Escrow Agent in accordance with the joint instructions of Base Ten and Almedica in accordance with the resolution of such dispute. Notwithstanding the foregoing, the resolution of any indemnification claims attributable to a claim by a third party shall be resolved pursuant to Sections 6.1 and 6.4, and the resolution thereof shall not be subject to further dispute under this Section 1.5.

         1.6 Registration Rights. The Base Ten Shares will be entitled to registration rights, as and to the extent provided in the registration rights agreement to be executed on the Closing Date in the form attached hereto as Exhibit A (the "Registration Rights Agreement").

         1.7 Listing Base Ten Shares. Base Ten shall, within 20 days after the date hereof, apply to The Nasdaq Stock Market, for listing thereon of the Base Ten Shares if Base Ten is then eligible for such listing.

         1.8 Restrictions on Transferability of Base Ten Shares. The Base Ten Shares to be issued and delivered to Almedica pursuant to this Agreement (including the Escrow Amount), will not have been registered under the Securities Act, or under the securities laws of any state. Accordingly, such shares of Base Ten (together with any other shares of Base Ten received pursuant to stock splits, stock dividends or other reclassifications or changes thereof, or consolidations or reorganizations of Base Ten) will not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of any transfer thereof.

         1.9 Legend. Each certificate comprising the Base Ten Shares issued to Almedica shall bear a legend in substantially the following form (the "Legend"):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT, OR (B) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE SECURITIES LAW OF ANY STATE AND UPON RECEIPT BY BASE TEN SYSTEMS, INC. OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT ANY SUCH SALE IS IN COMPLIANCE WITH, OR NOT SUBJECT TO, THE SECURITIES ACT AND STATE SECURITIES LAWS."

                  The Legend shall be removed and Base Ten shall issue, or shall cause to be issued, certificates without the Legend, if (a) the shares can be sold pursuant to Rule 144, other than Rule 144(k), Almedica provides Base Ten with reasonable assurances that the shares can be so sold without restriction, and a registered broker dealer provides to Base Ten's transfer agent and counsel copies of (i) a "will sell" letter satisfying the guidelines established by the SEC and its staff from time to time, (ii) a customary seller's representation letter with respect to such a sale to be made pursuant to Rule 144 and (iii) a Form 144 in respect of the shares executed by Almedica and filed (or mailed for filing) with the SEC, or (b) the shares can be sold pursuant to Rule 144(k).


                                    ARTICLE 2

                                 CONFIDENTIALITY

         The  Parties  acknowledge  their  respective   continuing   obligations
pursuant to the confidentiality agreement between Base Ten and Almedica dated January 26, 1999 (the "Confidentiality Agreement").


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material inducement to Sellers to enter into this Agreement, Purchasers hereby represent and warrant to Sellers that:

         3.1      Organization.

                  (a) Base Ten is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Base Ten has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party.

                  (b) BTSC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly qualified to do business in the State of New Jersey. BTSC has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party. BTSC was formed by Base Ten for the purpose of entering into the transactions contemplated by the Transaction Documents, and except for the rights and obligations created by this Agreement, BTSC has no assets, liabilities or operations of any nature. BTSC has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

         3.2      Capitalization.

                  (a) The authorized capital stock of Base Ten consists of (i) 60,000,000 shares of Class A Common Stock, $1.00 par value per share, (ii) 2,000,000 shares of Class B Common Stock, $1.00 par value per share, and (iii) 994,200.9375 shares of Preferred Stock, $1.00 par value per share, of which 15,203.66584473 shares have been designated as Convertible Preferred Shares, Series B. As of May 27, 1999, there were 21,231,834 shares of Base Ten's Class A Common Stock outstanding, 71,144 shares of Base Ten's Class B Common Stock outstanding, and 15,203.66584473 shares of Base Ten's Convertible Preferred Shares, Series B outstanding. As of May 27, 1999, a total of 10,658,779 shares of Base Ten's Class A Common Stock were reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of Base Ten's Class A Common Stock, and no shares of Base Ten's Class B Common Stock were reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of Base Ten's Class B Common Stock. Except for interests pursuant to which shares have been reserved for issuance as set forth in the preceding sentence, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Base Ten to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests.

                  (b) The authorized capital stock of BTSC consists of 2,500 shares of common stock, without par value, of which 100 shares are issued and outstanding. All of such issued and outstanding shares are owned by Base Ten.

         3.3 Validity of Base Ten Shares. The Base Ten Shares to be issued in the Merger are duly authorized and will, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable, and free and clear of any pre-emptive rights of the stockholders of Base Ten.

         3.4      Authorization; Binding Effect; No Breach.

                  (a) Base Ten's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it. Each Transaction Document to which Base Ten is a party constitutes a valid and binding obligation of Base Ten which is enforceable against Base Ten in accordance with its terms. The execution, delivery and performance by Base Ten of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of Base Ten or any agreement, instrument, or other document, or any Legal Requirement, to which Base Ten or any of its assets is subject.

                  (b) BTSC's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by it. Each Transaction Document to which BTSC is a party constitutes a valid and binding obligation of BTSC which is enforceable against BTSC in accordance with its terms. The execution, delivery and performance by BTSC of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of BTSC or any agreement, instrument, or other document, or any Legal Requirement, to which BTSC or any of its assets is subject.

         3.5 Governmental Filings. Other than the filing of the New Jersey Merger Certificate, no notices, reports or other filings are required to be made by Purchasers with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchasers from, any Government Entity in connection with the execution and delivery of this Agreement by Purchasers and the consummation of the transactions contemplated by the Transaction Documents.

         3.6 Base Ten Reports; Financial Statements. Base Ten has filed with the SEC each registration statement, report, proxy statement or information statement required to be filed by it since January 1, 1999 through the date hereof, including (i) Base Ten's Annual Report on Form 10-K for the year ended December 31, 1998, as amended, (ii) Base Ten's Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 1999, and (iii) Base Ten's Proxy Statement for its 1999 Annual Meeting of Stockholders (collectively, the "Base Ten Reports"), copies of which have been made available to Sellers. As of their respective dates, the Base Ten Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the consolidated financial statements included in the Base Ten Reports complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Base Ten Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Base Ten and its subsidiaries as of its date and each of the consolidated statements of income and of changes in cash flows included in or incorporated by reference into the Base Ten Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of Base Ten for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments), in each case in accordance with GAAP, except as may be noted therein.

         3.7 Absence of Certain Changes. Except as disclosed in the Base Ten Reports filed prior to the date hereof, since January 1, 1999 Base Ten and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been any material adverse change in the financial condition, business, prospects or results of operations of Base Ten and its subsidiaries from January 1, 1999 through the date of this Agreement.

         3.8 Litigation. There are no civil, criminal or administrative actions, suits, claims, hearing, investigations, arbitrations, or proceedings pending or, to the knowledge of Purchasers, threatened against Purchasers preventing, or which, if determined adversely to Base Ten would prevent Base Ten or BTSC from consummating the transactions contemplated by the Transaction Documents.

         3.9 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon Base Ten or any of its subsidiaries.

         3.10 Disclosure. Neither this Article 3 nor any certificate or other item delivered to Sellers by or on behalf of Purchasers with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein not misleading.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         As a material inducement to Purchasers to enter into this Agreement, Sellers, jointly and severally, hereby represent and warrant to Purchasers that:

         4.1      Organization and Power; The Shares; Corporate Documents.

                  (a) ATG is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. ATG is duly qualified to do business in each jurisdiction in which its ownership of property or conduct of business requires it to so qualify. Schedule 4.1(a) attached hereto lists every jurisdiction where ATG is duly qualified to do business. ATG has the requisite corporate power necessary to own and operate its properties, carry on the Business and enter into, deliver and carry out the transactions contemplated by the Transaction Documents. Almedica is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Almedica is duly qualified to do business in each jurisdiction in which its ownership of property or conduct of business requires it to so qualify. Almedica has the requisite corporate power necessary to enter into, deliver and carry out the transactions contemplated by the Transaction Documents.

                  (b) The authorized capital stock of ATG consists solely of 2,500 shares of Common Stock, without par value, of which only the ATG Shares are issued and outstanding. The ATG Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Almedica owns the ATG Shares, beneficially and of record, free and clear of all Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require ATG to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the capital stock of ATG. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of ATG. Neither Almedica nor ATG nor any of their respective Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, to transfer or dispose of the ATG Shares, the Business of ATG (or any substantial portion thereof) to any Person other than Base Ten, and neither has entered into any agreement, nor are either of them bound by any obligation of any kind whatsoever, to issue any capital stock of ATG to any Person. Except as otherwise set forth on the attached Schedule 4.1(b), since January 1, 1999 (i) ATG has not declared or made any payment of any dividend or other distribution in respect of its capital stock, and (ii) there has not been any split, combination or reclassification or any shares of the capital stock of ATG.

                  (c) Schedule 4.1(c) attached hereto lists the directors and officers of ATG and includes correct and complete copies of the articles of incorporation and bylaws of ATG, including all amendments thereto. The minute books and stock transfer ledgers of ATG made available to Base Ten contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors and all transfers in the capital stock of ATG.

         4.2      Authorization; Binding Effect; No Breach.

                  (a) ATG's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by ATG. Each Transaction Document to which ATG is a party constitutes a valid and binding obligation of ATG which is enforceable against ATG in accordance with its terms. Except as set forth on the attached Schedule 4.2, the execution, delivery and performance of the Transaction Documents to which ATG is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon any of the ATG Shares or any of the Assets under,
(iv) give any third party the right to modify, terminate or accelerate any liability or obligation of ATG under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of ATG or any agreement, instrument or other document, or any Legal Requirement, to which ATG, any of the ATG Shares or any of the Assets is subject. Without limiting the generality of the foregoing, neither ATG nor any of its Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly, to transfer or dispose of the ATG Shares or, whether by sale of stock or assets, assignment, merger, consolidation or otherwise, the Business or the Assets (or any substantial portion thereof) to any Person other than Base Ten, and neither ATG nor any of its Affiliates has entered into any agreement, nor is any such Person bound by any obligation of any kind whatsoever, to issue any capital stock of ATG to any Person.

                  (b) Almedica's execution, delivery and performance of each Transaction Document to which it is a party has been duly authorized by Almedica. Each Transaction Document to which Almedica is a party constitutes a valid and binding obligation of Almedica which is enforceable against Almedica in accordance with its terms. Except as set forth on the attached Schedule 4.2, the execution, delivery and performance of the Transaction Documents to which Almedica is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) result in the creation of any Lien upon any of the ATG Shares or any of the Assets under, (iv) give any third party the right to modify, terminate or accelerate any liability or obligation of Almedica under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of Almedica or any agreement, instrument or other document, or any Legal Requirement, to which Almedica or any of the ATG Shares or any of the Assets is subject. Without limiting the generality of the foregoing, neither Almedica nor any of its Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly, to transfer or dispose of the ATG Shares, or, whether by sale of stock or assets, assignment, merger, consolidation or otherwise, the Business or the Assets (or any substantial portion thereof) to any Person other than Base Ten, and neither Almedica nor any of its Affiliates has entered into any agreement, nor is any such Person bound by any obligation of any kind whatsoever, to issue any capital stock of ATG to any Person.

         4.3 Subsidiaries; Investments. ATG does not own or hold any rights to acquire any capital stock or any other security, interest or Investment in any other Person other than investments which constitute cash or cash equivalents. ATG does not have, and has never had, a Subsidiary.

         4.4 Financial Statements and Related Matters.

                  (a)  Financial  Statements.  Attached  to  this  Agreement  as
Schedule 4.4 are: (i) the audited balance sheets of ATG as of 1996, 1997 and 1998, and the audited related statements of income and cash flows for the respective 12-month periods then ended (the "Audited Financial Statements"),
(ii) the unaudited balance sheet of ATG as of May 31, 1999 (the "Latest Balance Sheet") and the related unaudited statements of income and cash flows for the nine-month period then ended (collectively, the "Financial Statements"). Except as set forth on the attached Schedule 4.4, each of the Financial Statements (including in all cases the notes thereto, if any) presents fairly in all material respects the financial condition of ATG as of the dates of such statements and the results of operation for such periods, is accurate and complete, is consistent with the books and records of ATG (which, in turn, are accurate and complete) and has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein (subject, in the case of the Latest Balance Sheet and related unaudited statements of income and cash flows, to the absence of notes and audit adjustments).

                  (b) Receivables. The notes and accounts receivable of ATG on the Closing Date represent actual transactions, will be valid receivables, will be current and collectible, will not be subject to valid counterclaims or setoffs and will be collected in accordance with their terms at the aggregate amount recorded on ATG's books and records as of the Closing, net of an amount of allowances for doubtful accounts set forth on the Latest Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP.

                  (c) Inventory. Except as set forth on the attached Schedule 4.4, the inventory of ATG of the date of the Latest Balance Sheet, net of the reserves applicable to such inventory set forth on the Latest Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP, consists of a quantity and quality which is usable and salable in the ordinary course of business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

                  (d) Reserves. Except as set forth on the attached Schedule 4.4, the allowance for possible other reserves set forth on the Latest Balance Sheet was adequate at the time to cover all known or reasonably anticipated contingencies.

         4.5 Absence of Undisclosed Liabilities. Except as set forth on the attached Schedule 4.5, as of the Closing Date ATG does not have any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Sellers, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities set forth on the face of the Latest Balance Sheet, (b) current liabilities which have arisen after the date of the Latest Balance Sheet, in the ordinary course of business and consistent with ATG's past practice, as applicable (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed in writing to Purchasers, and (c) other liabilities and obligations expressly disclosed and quantified in the other Schedules to this Agreement.

         4.6 Assets.  Except as set forth on the attached Schedule 4.6:

                  (a) the Assets, together with the Proprietary Rights and other assets reflected in the Books and Records, constitute all of the assets and rights which are used or useful in the Business as currently conducted and presently proposed to be conducted;

                  (b) ATG has good and marketable title to, or a valid leasehold interest in or other rights to use (which other rights to use are described on the attached Schedule 4.6), all properties and assets used by it in the Business, located on its premises, shown on the Latest Balance Sheet or acquired by ATG since the date of the Latest Balance Sheet, in the each case free and clear of all Liens, other than Permitted Liens, and other than (i) properties and assets disposed of in the ordinary course of business and consistent with ATG's past practice by ATG since the date of the Latest Balance Sheet (which disposals do not exceed $25,000 in the aggregate) and (ii) Liens disclosed on the Latest Balance Sheet (including any notes thereto);

                  (c) ATG's equipment and other tangible assets are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business of ATG and consistent with its past practice; and

                  (d) All programming and development of the Software included in the Proprietary Rights was performed by persons who, at the time they performed the work, were employees of ATG, or engaged by ATG, under agreements by which ATG was assigned all ownership in the work, or was performed pursuant to a license from a third-party, which license was validly in effect at the time the work was performed and pursuant to which any work performed did not and will not revert to the third-party licensor. The attached Schedule 4.6 contains a complete and accurate list of all Software included in the Proprietary Rights that is in commercial release, all of which performs in accordance with its specifications without errors which materially adversely affect its performance. The Books and Records contain a true and complete list of problem reports and field problems and resolutions that have occurred within the past 3 years. The Software included in the Proprietary Rights shall record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as such Software records, restores, processes and presents calendar dates falling on or before December 31, 1999, and in all other aspects, the Software shall not in any way lose functionality or degrade in performance as a consequence of such Software operating at a date later than December 31, 1999. The Assets and Proprietary Rights include any compatibility information and technical information, including without limitation software interfaces and source codes, that is required to (i) perform regular maintenance of the Software included in the Proprietary Rights and (ii) design equipment and/or software which is functionally interconnectable with the Software included in the Proprietary Rights. The codes and manuals included in the Software describe in reasonable detail all of the application programs and operating programs included in the Software. Except for escrows of source codes in favor of licensees disclosed on Schedule 4.10, the source codes are free and clear of all Liens and are not subject to any escrow agreements or arrangements.

         4.7 Absence of Certain Developments. Except as set forth on the attached Schedule 4.7, since January 1, 1999, there has been no adverse change in the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of ATG and, to the best of Sellers' Knowledge, no customer or vendor has any plans to terminate its relationship with ATG. Without limiting the generality of the preceding sentence, except as expressly contemplated by this Agreement or as set forth on the attached Schedule 4.7, since the date of the Latest Balance Sheet, Sellers have not:

                  (a) engaged in any activity which has resulted in (i) any acceleration or delay of the collection of ATG's accounts or notes receivable,
(ii) any delay in the payment in ATG's accounts payable or (iii) any increase in ATG's purchases of raw materials, in each case as compared with ATG's custom and practice in the conduct of the Business immediately prior to the date of the Latest Balance Sheet;

                  (b) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business and consistent with ATG's past practice;

                  (c) mortgaged or pledged any of the ATG Shares or any Asset or subjected any of the ATG Shares or any Asset to any Lien;

                  (d) sold, assigned, conveyed, transferred, canceled or waived any property, tangible asset, Proprietary Right or other intangible asset or right of ATG other than in the ordinary course of business and consistent with ATG's past practice;

                  (e) waived any right of ATG other than in the ordinary course of business or consistent with ATG's past practice;

                  (f) made commitments for capital expenditures by ATG which, in the aggregate, would exceed $50,000;

                  (g) made any loan or advance to, or guarantee for the benefit of, or any Investment in, any other Person on behalf of ATG;

                  (h) granted any bonus or any increase in wages, salary or other compensation to any employee of ATG (other than any increase in wages or salaries granted in the ordinary course of business and consistent with ATG's past practice granted to any employee who is not affiliated with ATG other than by reason of such Person's employment by ATG);

                  (i)      made any charitable contributions on behalf of ATG;

                  (j) suffered damages, destruction or casualty losses which, in the aggregate, exceed $50,000 (whether or not covered by insurance) to any Asset;

                  (k) received any indication from any material supplier of ATG to the effect that such supplier will stop, or materially decrease the rate of, supplying materials, products or services to ATG (whether or not the Merger is consummated), or received any indication from any material customer of ATG to the effect that such customer will stop, or materially decrease the rate of, buying materials, products or services from ATG (whether or not the Merger is consummated);

                  (l) entered into any transaction other than in the ordinary course of business and consistent with ATG's past practice, or entered into any other material transaction, whether or not in the ordinary course of business, which may adversely affect ATG;

                  (m) declared, set aside, or paid any dividend or made any distribution with respect to ATG's capital stock or equity interests or redeemed, purchased, or otherwise acquired any of ATG's capital stock or equity interests;

                  (n) adopted or amended any employee benefit or welfare plan relating to the Employees; or

                  (o) received any indication from any key employee to the effect that such key employee will terminate employment with ATG; or

                  (p) agreed to do any act described in any of clauses 4.7(a) through (o).

         4.8 Tax Matters. All references to ATG in this Section 4.8 refer both to ATG and, to the extent that Almedica as the parent corporation of ATG is or may be responsible for the Tax liabilities of ATG, to Almedica. Except as set forth in the attached Schedule 4.8:

                  (a) ATG has filed all Tax Returns and other reports which it was required to file and each such return or other report was correct and complete in all respects, and ATG has paid all Taxes due and owing by it (whether or not shown on any Tax Return or other report) and has withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, independent contractor, stockholder, partner, creditor or other third party;

                  (b) no Tax audits are pending or being conducted with respect to ATG;

                  (c) there are no Liens other than Permitted Liens on any of the ATG Shares or any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax;

                  (d) no information related to Tax matters has been requested by any Taxing authority and ATG has not received notice indicating an intent to open an audit or other review from any Taxing authority;

                  (e) there are no unresolved disputes or claims concerning the Tax liability of ATG;

                  (f) no claim has ever been made by any jurisdiction in which ATG does not file Tax Returns to the effect that ATG is or may be subject to any Tax imposed by that jurisdiction;

                  (g) ATG is not a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to Code Section 280G, and the completion of the transactions contemplated by this Agreement would not obligate ATG to make any payments that would not be deductible pursuant to Code
Section 280G;

                  (h) ATG has not made an election pursuant to Code Section 341(f);

                  (i) ATG has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency; and

                  (j) ATG is not a party to any Tax sharing or allocation agreement, and ATG has no liability for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         4.9      Contracts and Commitments.

                  (a) Contracts. Other than this Agreement and the agreements described on the attached Schedule 4.9, neither ATG nor, to the extent that Almedica as the parent corporation of ATG obligates ATG, Almedica, is a party to any written or oral:

                          (i) pension,  profit sharing,  stock option,  employee
stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not described on the attached Schedule 4.15, or any contract with any labor union, or any severance agreement;

                          (ii)  contract for the  employment or engagement as an
independent contractor of any Person on a full-time, part-time, consulting or other basis;

                          (iii)  contract  pursuant to which ATG has advanced or
loaned funds, or agreed to advance or loan funds, to any other Person;

                          (iv)   contract   or   indenture   relating   to   any
Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the ATG Shares or any of the Assets;

                          (v)  contract  pursuant to which ATG is the lessee of,
or holds or operates, any real or personal property owned by any other Person;

                          (vi) contract  pursuant to which ATG is the lessor of,
or permits any third party to hold or operate, any real or personal property owned by ATG or of which ATG is a lessee;

                          (vii) assignment,  license,  indemnification  or other
contract with respect to any intangible property (including any Proprietary Right) which is material to the Business and is not described on the attached
Schedule 4.10;

                          (viii)  contract or agreement with respect to services
rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with ATG's past practice;

                          (ix) contract  prohibiting ATG from freely engaging in
any business anywhere in the world;

                          (x)    independent     sales     representative     or
distributorship agreement with respect to the Business; or

                          (xi) executory  contract  (other than one described in
Sections 4.9(a)(i) through 4.9(a)(x)) which is material to ATG or involves a consideration in excess of $25,000.

                  (b)  Enforceability.  Each  item  described  on  the  attached
Schedule 4.9 (the "Contracts") is a valid and binding agreement of ATG enforceable by the Sellers in accordance with its terms, except as such enforceability against the other parties thereto may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c) Compliance. ATG has performed all material obligations required to be performed by it under each Contract, and, to the best of Sellers' Knowledge, ATG is not in any material respect in default under or in breach of (nor is it in receipt of any claim of any such default under or breach of) any such obligation. Except as set forth on the attached Schedule 4.9, no event has occurred which with the passage of time or the giving of notice (or both) would result in a material default, breach or event of noncompliance under any obligation of ATG pursuant to any Contract. ATG has no present expectation or intention of not fully performing any obligation of ATG pursuant to any Contract, and Sellers have no Knowledge of any breach or anticipated breach by any other party to any Contract.

                  (d) Leases. With respect to each Contract which is a lease of personal property, ATG holds a valid and existing leasehold interest under such lease for the term thereof.

                  (e) Affiliated Transactions. Except as set forth on the attached Schedule 4.9(e), no officer, director, stockholder or Affiliate of Sellers (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any agreement, contract, commitment or transaction with ATG (other than this Agreement) or has any material interest in any material property used by ATG.

                  (f) Copies. Purchasers' legal counsel has been supplied with a true and correct copy of each written Contract, each as currently in effect.

         4.10 Proprietary Rights. All references to ATG in this Section 4.10 refer both to ATG and, to the extent that Almedica as the parent corporation of ATG owns or licenses Proprietary Rights used in connection with the Business, to Almedica.

                  (a) Schedule.  The attached  Schedule 4.10 contains a complete and accurate list of all material Proprietary Rights, including but not limited to (i) all patented or registered Proprietary Rights owned by ATG or used in connection with the Business, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of ATG or used in connection with the Business, (iii) all trade names, corporate names and unregistered trade names and service marks owned by ATG or used in connection with the Business, and (iv) all unregistered copyrights and computer software which are material to the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of ATG. The attached Schedule 4.10 also contains a complete and accurate list of all material licenses and other rights granted by ATG to any third party, all material licenses and other rights granted by any third party to ATG, with respect to any Proprietary Rights, a general description of all agreements or arrangements of escrows of source codes in favor of licensees together with a description of the location of copies of all such agreements. The Proprietary Rights comprise all intellectual property rights which are used or useful in the operation of the Business.

                  (b)  Ownership;  Claims.  Except as set forth on the  attached
Schedule 4.10, ATG owns and possesses all right, title and interest in and to (or has the right to use pursuant to a valid and enforceable license) all Proprietary Rights described on the attached Schedule 4.10 which are necessary or desirable for the operation of ATG's business as presently conducted and as presently proposed to be conducted, and ATG has taken all necessary actions to maintain and protect its interest in all the Proprietary Rights. To the best of Sellers' Knowledge, the owners of the Proprietary Rights licensed to ATG have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the attached Schedule 4.10:

                          (i)  ATG  owns  or has  the  right  to use  all of the
Proprietary Rights described on such Schedule and each other Proprietary Right which is material to the conduct of the Business (in each case free and clear of all Liens and free of all claims to the use by others),

                          (ii)  there  have  been no  claims  made  against  ATG
asserting the invalidity, misuse or unenforceability of any of such Proprietary Rights, and there are no grounds known to Sellers for any such claim,

                          (iii) ATG has not  received  any  notice of (nor is it
aware of any facts which indicate a likelihood of) any infringement or misappropriation by, or conflict with, any Person with respect to any of such Proprietary Rights (including any demand or request that ATG license rights from any Person),

                          (iv) to the best of Sellers' Knowledge, the conduct of
the Business has not infringed or misappropriated, and does not infringe or misappropriate in any material respect, any proprietary right of any other Person, nor would Purchasers' conduct of the Business as presently conducted infringe or misappropriate in any material respect any proprietary right of any other Person,

                          (v)  to  the   best  of   Sellers'   Knowledge,   such
Proprietary Rights have not been infringed or misappropriated in any material respect by any other Person, and

                          (vi) the consummation of the transactions contemplated
by this Agreement will have no adverse effect on any such Proprietary Right.

         4.11 Certain Litigation. Except as set forth on the attached Schedule 4.11, there is no action, suit, proceeding, order, investigation or claim pending (or, to the best of Sellers' Knowledge, threatened) against or affecting ATG or the Business (or to the best of Sellers' Knowledge, pending or threatened against or affecting any officer, director or employee of ATG), at law or in equity, or before or by any Government Entity, including (a) with respect to the transactions contemplated by the Transaction Documents, or (b) concerning the design, manufacture, rendering or sale by ATG of any product or service or otherwise concerning the conduct of the Business, and, in the case of subsections (a) and (b), to the best of Sellers' Knowledge, there is no basis for any of the foregoing.

         4.12  Brokerage.  Except at set forth on the  attached  Schedule  4.12, there is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon Sellers or to which ATG or any of the ATG Shares or any of the Assets is subject.

         4.13 Insurance. The attached Schedule 4.13 contains a description of each insurance policy maintained by Sellers with respect to ATG, its properties, assets or business, and each such policy is in full force and effect. Sellers are not in default of any obligation pursuant to any insurance policy described on Schedule 4.13.

         4.14  Employees.

                  (a) Continued Employment. To the best of Sellers' Knowledge, no executive or key employee of ATG or any group of employees of ATG has any plans to terminate employment with ATG.

                  (b)  Compliance  and  Restrictions.  ATG has complied with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and ATG has no material labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Except as set forth on the attached Schedule 4.14, neither ATG nor any employees of ATG are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the Business activities as presently conducted or as proposed to be conducted.

         4.15 ERISA. All references to ATG in this Section 4.15 refer both to ATG and, to the extent that Almedica as the parent corporation of ATG is or may be responsible for the employment matters of ATG identified in this Section 4.15, to Almedica. Except as set forth on the attached Schedule 4.15, with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of ATG (the "Employees"):

                  (a) ATG neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability accident, vacation, tuition reimbursement or other material fringe benefits ("Other Plans");

                  (b) ATG does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

                  (c)  ATG  does  not   contribute  to  or  participate  in  any
multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

                  (d) ATG does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate Government Entity or distributed to participants, and ATG has complied substantially with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) ATG has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes ATG (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to ATG or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on Base Ten or any of the ATG Shares or any of the Assets after the Closing.

         4.16     Real Estate.

                  (a) Owned Properties.  ATG does not own any real property.

                  (b) Leased Property. The attached Schedule 4.16(b) lists and describes briefly all real property leased or subleased to ATG and all other real property which is used in the Business and not owned by ATG (the "Leased Real Property"). ATG has delivered to Purchasers' legal counsel correct and complete copies of the leases and subleases listed on Schedule 4.16(b) (collectively, the "Leases"). With respect to the Leased Real Property and each of the Leases, except as set forth on the attached Schedule 4.16(b):

                          (i) such Lease is legal, valid, binding,  enforceable,
and in full force and effect;

                          (ii)  such  Lease  is  fully  assignable  to Base  Ten
without the need for any consents or authorizations and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Merger;

                          (iii) no party to such Lease is in material  breach or
default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration of such Lease;

                          (iv)  no  party  to  such  Lease  has  repudiated  any
provision thereof;

                          (v)  there  are  no  disputes,  oral  agreements,   or
forbearance programs in effect as to such Lease;

                          (vi) to the best of Sellers' Knowledge, in the case of
each Lease which is a sublease, the representations and warranties set forth in clauses 4.16(b) (i) through (v) are true and correct with respect to the underlying lease;

                          (vii)  ATG has not  assigned,  transferred,  conveyed,
mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Lease;

                          (viii)  none of the  Leases has been  modified  in any
respect, except to the extent that such modifications are in writing and have been delivered or made available to Purchasers;

                          (ix) to the best of Sellers' Knowledge, all buildings,
improvements and other structures located upon the Leased Real Property have received all approvals or Governmental Entities, including licenses and permits, required in connection with the operation of the Business thereon and have been operated and maintained in accordance with all applicable Legal Requirements and the terms and conditions of the Leases; and

                          (x) all buildings,  structures and other  improvements
located upon the Leased Real Property, including all components thereof, are in good operating condition subject to the provision of usual and customary maintenance in the ordinary course of business with respect to buildings, structures and improvements of like age and construction and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage and other utility lines and systems serving the Leased Real Property are sufficient to enable the continued operation of the Leased Real Property in the manner currently being used in connection with the operation of the Business.

         4.17     Compliance with Laws.

                  (a) Generally. Except as set forth on the attached Schedule 4.17(a), ATG has not violated any Legal Requirement in any material respect, and Sellers have not received notice alleging any such violation.

                  (b) Required Permits. ATG in all material respects has complied with (and is in compliance with) all permits, licenses and other authorizations required for the occupation of ATG's facilities and the operation of the Business. The items described on the attached Schedule 4.17(b) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity which are required for the consummation of the Merger, or any other transaction contemplated by the Transaction Documents or the conduct of the Business (as it is presently conducted by ATG) in all material respects thereafter.

                  (c) Environmental and Safety Matters. Without limiting the generality of Sections 4.17(a) and (b):

                          (i) ATG has  complied  and is in  compliance  with all
Environmental and Safety Requirements in all material respects.

                          (ii) Without limiting the generality of the foregoing,
ATG has obtained and complied with, and is in compliance with, in all material respects all material permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business. A list of all such permits, licenses and other authorizations is set forth on the attached Schedule 4.17(b).

                          (iii) ATG has not received any written or oral notice,
report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its facilities and arising under Environmental and Safety Requirements.

                          (iv)  Except  as set  forth on the  attached  Schedule
4.17(c), to the best of Sellers' Knowledge none of the following exists at any property or facility owned, operated or occupied by ATG:

                              1) underground    storage    tanks   or    surface
                                 impoundments

                              2) asbestos-containing  material  in any  form  or
                                 condition; or

                              3) materials     or      equipment      containing
                                 polychlorinated biphenyls.

                          (v) ATG has not treated, stored, disposed of, arranged
for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Substance, or owned or operated any facility or property, so as to give rise to liabilities of ATG for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local Environmental and Safety Requirements.

                          (vi) To the best of Sellers'  Knowledge,  neither this
Agreement nor the consummation of the Merger will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                          (vii) ATG has not, either expressly or, to the best of
Sellers' Knowledge, by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

                          (viii)  No  Environmental  Lien  has  attached  to any
property now or previously owned, leased or operated by ATG.

                          (ix) Without  limiting the  foregoing,  to the best of
Sellers' Knowledge, no facts, events or conditions relating to the Leased Real Property, or other past or present facilities, properties or operations of ATG will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

                          (x) ATG's Standard Industry Code (or "SIC") is 8099.

         4.18 Product Warranty. Except as set forth on the attached Schedule 4.18, all products manufactured, serviced, distributed, sold or delivered by ATG have been manufactured, serviced, distributed, sold and/or delivered in material conformity with all applicable contractual commitments and all express and implied warranties. To the best of Sellers' Knowledge, no material liability of ATG exists for replacement or other damages in connection with any such product.

         4.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of ATG.

         4.20. Bank Accounts. Schedule 4.20 identifies the names and locations of all banks, depositories and other financial institutions in which ATG, or Almedica or any other Person on behalf of ATG, has an account or safe deposit box and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

         4.21 Purchase for Investment. The Base Ten Shares will be acquired by Almedica for its own account for the purpose of investment, it being understood that the right to dispose of such Base Ten Shares shall be entirely within the discretion of Almedica, except with respect to the Escrow Amount in accordance with the provisions of this Agreement. Almedica will refrain from transferring or otherwise disposing of any of the Base Ten Shares, or any interest therein, in such manner as to cause Base Ten to be in violation of the registration requirements of the Securities Act, or applicable state securities or blue sky laws. Almedica acknowledges that the Base Ten Shares have not been registered, and in connection with the transactions contemplated by this Agreement will not be registered, under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

         4.22 Disclosure. Neither this Article 4 nor any schedule, attachment, written statement, certificate or similar item supplied to Purchasers by or on behalf of Sellers with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. Sellers have not deliberately withheld from Purchasers information of which any director or officer of Sellers is specifically aware which is likely in Sellers' good faith judgment to cause a material adverse effect upon the assets of ATG or its ability to operate its business. No current customer, supplier or employee of ATG has stated that it intends to terminate its relationship with ATG whether in connection with the Merger or otherwise.


                                    ARTICLE 5

                                ACCESS TO RECORDS

         To the extent reasonably required for any bona fide business purpose, each Party will allow, and will use its reasonable efforts to cause its Affiliates to allow, the other Party (and the other Party's agents, representatives and Affiliates) access to all business records and files concerning ATG which relate to the period prior to the Closing Date and will permit such Persons to make copies of the same. Such access will be granted upon reasonable advance notice, during normal business hours, and in such a manner so as not to interfere unreasonably with the operations of the Person affording such access. Without limiting the generality of the foregoing, if either Party or any of its Affiliates actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (a) any transaction contemplated by the Transaction Documents, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing relating to ATG, then the other Party will cooperate, and use its reasonable efforts to cause its Affiliates to cooperate, with the contesting or defending Person and its counsel in such contest or defense, make available such other Party's and its Affiliates' personnel and provide such testimony and access to books and records as are reasonably requested in connection with such contest or defense, all at the contesting or defending Person's expense (unless the contesting or defending Person is entitled to indemnification therefor pursuant to Section 6.2 or 6.3).


                                    ARTICLE 6

                          SURVIVAL AND INDEMNIFICATION

         6.1  Survival of Representations and Warranties.

                  (a) Survival Term. All representations and warranties contained herein or made in writing by any Party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Party or on its behalf) and will continue in full force and effect for:

                          (i) perpetuity, in the case of the representations and
warranties in Section 3.3, the first sentence of each of Sections 3.4(a), 3.4(b), 4.2(a) and 4.2(b), and Section 4.1(b);

                          (ii) the period  prescribed by the applicable  statute
of limitations, in the case of the representations and warranties in Sections 4.8, 4.15 and 4.17(a); and

                          (iii) for a period of two years  following the Closing
Date for all other representations and warranties set forth in Articles 3 and 4.

                  (b) Special Rule for Fraud.  Notwithstanding  anything in this
Section 6.1 to the contrary, in the event of a breach by any Party of a representation or warranty which breach is intentional, or constitutes fraud, the representation or warranty that has been breached will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Party or on its behalf) and will continue in full force and effect for six years following the Closing Date.

                  (c) No Waiver. Neither a Party's participation in the consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of any representation or warranty of any Party or otherwise affect the survival of any such representation or warranty.

         6.2  Indemnification Obligations of Almedica.

                  (a) Specific Indemnifiable Losses. In addition to any other right or remedy available to Purchasers at law or in equity, Almedica will indemnify Purchasers and their Affiliates, stockholders, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Base Ten Indemnitees") in respect of, and save and hold each Base Ten Indemnitee harmless against and pay on behalf of or reimburse each Base Ten Indemnitee as and when incurred, any Loss which any Base Ten Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating or incidental to or by virtue of, without duplication:

                          (i) subject to the survival provisions of Section 6.1,
any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by Sellers set forth in this Agreement or any Schedule, certificate or other instrument or document furnished to Purchasers by Sellers pursuant to any Transaction Document;

                          (ii) any  intentional  misrepresentation  or breach of
any representation or warranty arising out of fraud by Sellers set forth in this Agreement or any Schedule, certificate or other instrument or document furnished to Purchasers by Sellers pursuant to any Transaction Document;

                          (iii) any  nonfulfillment or breach of any covenant or
agreement of Sellers set forth in any Transaction Document;

                          (iv) any liability in connection with the consummation
of the transactions contemplated herein to any prospective buyer with whom Sellers or any of their agents have had discussions regarding the disposition of ATG; or

                          (v)  any  liabilities  of ATG of any  nature,  whether
accrued, absolute, contingent or otherwise, existing at Closing and undisclosed in the Transaction Documents.

                  (b) Limitation of Liability and Source of Indemnification.

                          (i) In no  event,  except  with  respect  to any claim
described in Sections 6.2(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of Almedica exceeds $50,000, then indemnification for such obligation shall be made to the full extent of Losses in excess of $50,000. In no event, except with respect to any claim described in Sections 6.2(a)(ii) and 6.1(b) of this Agreement, shall the indemnity obligation of Almedica under this Agreement exceed, in the aggregate, $3,160,000.

                          (ii)  The  Base  Ten   Indemnitees'   remedy  for  any
indemnification hereunder, including any claim described in Sections 6.2(a)(ii) and 6.1(b), may be satisfied as follows: Almedica's indemnification obligations shall be satisfied first by recourse to the Base Ten Shares comprising the Escrow Amount (except to the extent Almedica pays such amount in cash), and then, for any balance, by payment in cash by Almedica or in Base Ten Shares, if any, still owned by Almedica. For purposes of this Section, the value of each of the Base Ten Shares shall be $1.00 per share.

         6.3  Indemnification Obligations of Purchasers.

                  (a) Specific Indemnifiable Losses. Purchasers will indemnify Sellers and their Affiliates, stockholders, officers, directors, employees, agents, representatives and permitted successors and assigns (collectively, the "Almedica Indemnitees") and hold each of them harmless against any Loss which Almedica Indemnitee suffers, sustains or becomes subject to as a result of, in connection with, relating to or by virtue of, without duplication:

                          (i) subject to the survival provisions of Section 6.1,
any misrepresentation or breach of any representation or warranty (other than intentional misrepresentations or breaches of representations and warranties arising out of fraud) by Purchasers set forth in this Agreement or any certificate furnished to Sellers by Purchasers pursuant to any Transaction Document;

                          (ii) any  intentional  misrepresentation  or breach of
any representation or warranty arising out of fraud by Purchasers set forth in this Agreement or any certificate furnished to Sellers by Purchasers pursuant to any Transaction Document;

                          (iii) any  nonfulfillment or breach of any covenant or
agreement of Purchasers set forth in any Transaction Document; or

                          (iv) the  ownership  and/or the operation of ATG after
the Closing.

                  (b) Limitation of Liability. In no event, except with respect to any claim described in Sections 6.3(a)(ii) and 6.1(b) of this Agreement, shall any indemnification be made under Section 6.2 until the aggregate amount of Losses with respect to an indemnity obligation of Purchasers exceeds $50,000, then indemnification for such obligation shall be made to the full extent of Losses in excess of $50,000. In no event, except with respect to any claim described in Sections 6.3(a)(ii) and 6.1(b) of this Agreement, shall the indemnity obligation of Purchasers under this Agreement exceed, in the aggregate, $3,160,000.

         6.4  Indemnification Procedures.

                  (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 6.2 or 6.3 above (an "Indemnified Party") must give the Party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a Government Entity or other third party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 6.2 or 6.3, as applicable, except to the extent that such failure actually harms the Indemnifying Party. Such notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time).

                  (b) Control of Defense; Conditions. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a Government Entity or other third party in question seeks only the recovery of a sum of money for which indemnification is provided in Section 6.2 or 6.3, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; provided, that before the Indemnifying Party assumes control of such defense it must first:

                          (i) enter into an agreement with the Indemnified Party
(in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification, and

                          (ii) furnish the Indemnified  Party with evidence that
the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

                  (c)  Control  of  Defense;  Related  Matters.  Notwithstanding
Section 6.4(b):

                          (i)  the   Indemnified   Party  will  be  entitled  to
participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense; provided, that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense;

                          (ii) the  Indemnifying  Party will not be  entitled to
assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if

                                    (A)   the   Indemnified   Party   reasonably
believes that an adverse determination of such Proceeding could be materially detrimental to or injure the Indemnified Party's reputation or future business prospects, or

                                    (B) a court of competent  jurisdiction rules
that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

                          (iii) the  Indemnifying  Party  must  obtain the prior
written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding.


                                    ARTICLE 7

                                 OTHER COVENANTS


         7.1 Transaction Expenses. Purchasers will be responsible for all costs and expenses incurred by Purchasers in connection with the negotiation, preparation and entry into the Transaction Documents and the consummation of the transactions to be consummated pursuant to the Transaction Documents. Almedica will pay (a) all transfer, sales, use and other Taxes imposed by reason of the transactions contemplated by this Agreement, (b) all stamp and recording taxes, fees and expenses, settlement fees, escrow fees and other miscellaneous closing fees or costs associated therewith, and (c) all costs and expenses incurred by Sellers in connection with the negotiation, preparation and entry into the Transaction Documents and the consummation of the transactions to be consummated pursuant to the Transaction Documents.

         7.2 Further Assurances. From and after the Closing, Sellers will, and will cause their Affiliates to, execute all documents and take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         7.3 Announcements. Sellers will not make any public announcement of or regarding the transactions contemplated by this Agreement without the prior approval of Purchasers as to the timing and content of such announcement (which approval Purchasers may not unreasonably withhold or delay).

         7.4  [Intentionally Omitted]

         7.5 Non-Competition. In consideration for, and as a condition to, Base Ten's agreement to enter into this Agreement, Almedica agrees as follows:

                  (a) Scope of Agreement. Almedica agrees that during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-Competition Period"), Almedica will not, directly or indirectly, either for itself or for any other Person, participate in, or permit its name to be used by, any business or enterprise (other than the development by Base Ten of software for Almedica's account) identical to or similar to the Business which is engaged in by ATG as of the date of this Agreement and which is located in North America. Purchasers and their respective successors shall give prompt notice to Almedica following a determination by Purchasers during the Non-Competition Period to no longer update and support any software application or product devised or marketed by ATG (or any successor controlled by Base Ten or any of its successors) and used by any customer of Almedica with respect to the services provided by Almedica to such customers, and, following the provision of such notice, Purchasers and Almedica shall agree to meet and use all commercially reasonable efforts to establish a course of action with respect to the provision of services by Almedica to its clients who use or have used and request such software applications or products. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided, that the term "participate" shall not include ownership of less than two percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Almedica agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                  (b) Specific Performance. The parties hereto agree that Base Ten would suffer irreparable harm from a breach by Almedica of any of the covenants or agreements contained in this Section 7.5. In the event of an alleged or threatened breach by Almedica of any of the provisions of this
Section 7.5, Base Ten or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this Section 7.5). In the event of an alleged breach or violation by any such Persons of any of the provisions of this Section 7.5, the Non-Competition Period described above will be tolled until such alleged breach or violation is resolved. Almedica agrees that these restrictions are reasonable.

                  (c) Reasonableness. If, at the time of enforcement of any of the provisions of this Section 7.5, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

                  (d)  Survival.  Almedica  agrees  that the  covenants  made in
Section 7.5(a) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

         7.6 Board Representation. At the Closing, Clark Bullock will be appointed to serve as a director of Base Ten. Base Ten shall include Mr. Bullock in the slate of directors recommended by the management of Base Ten in the proxy statement for the next held annual meeting for the election of directors. Almedica shall have the right, provided Almedica continues to hold Base Ten Shares constituting at least 10% of the then outstanding Class A Common Stock of Base Ten, to nominate one director to the Board of Directors of Base Ten by giving written notice to Base Ten of such nomination together with the written consent of such nominee to serve as director not less than 120 days prior to the date that Base Ten's proxy statement in connection with its annual meeting of shareholders for the election of directors is to be mailed to shareholders of record. Base Ten shall include such nominee in the slate of directors recommended by the management of Base Ten in the proxy statement for the next held annual meeting for the election of directors. In the event that either (a) Almedica's nominee is not elected to Base Ten's Board of Directors or (b) Almedica determines not to nominate any person to be a director of Base Ten or no longer has the right to nominate any such Person but Almedica and its customers account for more than 20% of the revenues of ATG and its successors, then Almedica shall have the right to have one Person appointed or elected to the board of directors of ATG or such successor for as long as either clause (a) or (b) is satisfied.

         7.7 SEC. Almedica acknowledges that following the Closing Date Almedica will have obligations to file certain reports pursuant to Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended.

         7.8 Cooperation on SEC Filings. Base Ten and Sellers acknowledge that Base Ten may now or in the future be required to include information concerning Sellers in SEC reports or other filings. Sellers shall provide Base Ten with any information, certificates, documents or other materials about Sellers that are reasonably necessary to be included in such SEC reports or other filings. Almedica will provide to Base Ten, within 30 days following the Closing, with respect to ATG, (i) audited balance sheets and audited statements of income and cash flows for each of the last three fiscal years, (ii) unaudited balance sheet and statements of income and cash flows as of May 31, 1999, and (iii) manually executed auditor's reports with respect to the audited periods and consents of the auditor to include any such reports in any SEC reports or other filings by Base Ten.

         7.9 Use of Almedica Name. Neither Base Ten nor any of its Affiliates shall utilize after the Closing the name of Almedica or any variant thereof in or in association with its name or the name of any Software, other product or service provided thereby or in any marketing, advertising or promotional materials thereof.

         7.10 Severance. Any person who is an employee of ATG at the time of the Closing and whose employment by ATG is terminated within twelve months following the Closing, shall be entitled to severance payments in accordance with Base Ten's then existing policies, but in no event shall such severance payments be less than four weeks pay.

         7.11 Public Information. In the event that Base Ten either fails to or is not obligated to comply with the reporting requirements of Sections 13 or 15(d) of the Exchange Act, Base Ten shall use commercially reasonable efforts to provide comparable financial information to Almedica and any assignee that owns more than 5% of the then outstanding Base Ten Shares.

         7.12 Taxes. The Parties agree that (i) Almedica shall be responsible for the payment of all Taxes to become due following the Closing which relate to ATG in the period prior to the Closing Date, except to the extent reserved against on the Latest Balance Sheet and not thereafter reduced, and (ii) Base Ten shall be responsible for the payment of all Taxes to become due following the Closing which relate to ATG in the period on and after the Closing Date; provided, however, (i) Almedica shall only be responsible for the payment of all Taxes with respect to withholding and other deductions required by law for each payroll met by ATG prior to the Closing, and (ii) Base Ten shall only be responsible for the payment of all Taxes with respect to withholding and other deductions required by law for each payroll to be met by ATG following the Closing.

         7.13 Joint and Several Liability. With respect to joint and several liability among Sellers, Almedica acknowledges that following the Closing it will have no claim for indemnification or contribution from ATG.

                                    ARTICLE 8

                                   DEFINITIONS

         8.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person.

                  "Agreement" means this Agreement and Plan of Merger, including all Schedules hereto, as it may be amended from time to time in accordance with its terms.

                  "Assets" mean the assets of ATG shown on the Latest Balance Sheet or acquired by ATG since the date of the Latest Balance Sheet, less any assets disposed of by ATG in the ordinary course of business since the date of the Latest Balance Sheet.

                  "Books and Records" means all lists, records and other information pertaining to accounts, personnel and referral sources of ATG, all lists and records pertaining to suppliers and customers of ATG, and all other books, ledgers, files and business records of every kind relating or pertaining to the Business, in each case whether evidenced in writing, electronically (including by computer) or otherwise.

                  "Business" means ATG's business of developing, producing, manufacturing and selling clinical label and materials management software, including Almedica Drug Labeling System (ADLS), Clinical Materials Inventory System (CMIS), AlmediCLaSS, and AlmediFAX.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance.

                  "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any Government Entity relating to any liability arising under any Environmental and Safety Requirement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

                  "Government Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Hazardous Substance" means any hazardous, toxic, radioactive or chemical materials, mixtures, substances or wastes; and (whether or not included in the foregoing), any pesticides, pollutants, contaminants, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

                  "Indebtedness" of any Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

                  "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and any capital contribution by such Person to any other Person.

                  "Knowledge" means, with respect to a Person, (a) the actual knowledge of such Person (which includes the actual knowledge of all partners(if the Person is a Partnership), executive officers, directors and executive employees of such Person) and (b) the knowledge which a prudent business person would have obtained in the conduct of his or her business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Government Entity, including any Environmental and Safety Requirement.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien; provided, however, with respect to any Asset that is not owned, "Lien" means any mortgage, pledge, security interest, encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien on the right of ATG to use or have possession thereof.

                  "Loss" means, with respect to any Person, any diminution in value, consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Government Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing, together with interest thereon from the date on which such Person provides the written notice of the related claim as described in Section 6.4 through and including the date on which the total amount of the claim, including such interest, is recovered or recouped pursuant to Article 6.

                  "Officer's Certificate" of any Person means a certificate signed by such Person's president or chief financial officer (or an individual having comparable responsibilities with respect to such Person) stating that (a) the individual signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such individual to verify the accuracy of the information set forth in such certificate and (b) to the best of such individual's Knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the fact stated therein not misleading.

                  "Permitted Lien" means, as to the ATG Shares, and, as to other Assets, (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Business.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Plans" means all Employee Pension Plans, Employee Welfare Plans, Other Plans and Multiemployer Plans to which ATG contributes or is a party.

                  "Proprietary Rights" means all of the following owned by, issued to or licensed to ATG: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works (including software developed by ATG for use in the Business), all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(f) the Software; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Release" has the meaning set forth in CERCLA.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Securities Act" means the Securities of 1933, as amended.

                  "Software" means all computer programs, software, data bases, source codes, magnetic tape, diskettes and punchcards used by or useful to ATG in the conduct of the Business as currently conducted and presently proposed to be conducted.

                  "Subsidiary" of any Person means any corporation, partnership, association or other business entity which such Person, directly or indirectly, controls or in which such Person has a majority ownership interest. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the managing director or general partner of such entity.

                  "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments or withholding taxes or charges imposed by any governmental entity and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the Merger.

                  "Treasury   Regulations"  means  the  United  States  Treasury
Regulations promulgated pursuant to the Code.

         8.2  Other Definitional Provisions.

                  (a) Accounting Terms. Accounting terms which are not defined herein have the meanings given to them under GAAP. To the extent that the definition of an accounting term set forth in this Agreement is inconsistent with the meaning of such term under GAAP, the definition in this Agreement will control. To the extent that the Financial Statements were prepared in accordance with GAAP, no change in accounting principles shall be made from those utilized in preparing the Financial Statements (without regard to materiality) including with respect to the nature of accounts, level of reserves or level of accruals. For purposes of the preceding sentence, "changes in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

                  (b) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause and Schedule references contained in this Agreement are references to Sections, clauses and Schedules in or to this Agreement, unless otherwise specified.

                  (c) "Including". The term "including" means including, without limitation.

                  (d) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.



                                    ARTICLE 9

                                OTHER AGREEMENTS

         9.1 Rights and Remedies. No course of dealing between the Parties or failure or delay in exercising any right, remedy, power or privilege (each, a "right") pursuant to this Agreement will operate as a waiver of any rights of any Party, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. Except as expressly set forth herein, the rights provided pursuant to this Agreement are cumulative and not exhaustive of any other rights which may be provided by law.

         9.2 Waivers, Amendments to be in Writing. No waiver, amendment, modification or supplement of this Agreement will be binding upon a Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party.

         9.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of Almedica and Base Ten will bind and inure to the benefit of the respective successors and assigns of Almedica and Base Ten, whether so expressed or not, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Almedica without the prior written consent of Base Ten.

         9.4 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         9.5 Jurisdiction. Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         9.6      Notices.

                  (a) All demands, notices, communications and reports ("notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending Party pursuant to the provisions of this Section 9.6.

                  If to Sellers:

                  Almedica International Inc.
                  75 Commerce Drive
                  Allendale, New Jersey  07401
                  Attention:  President
                  Facsimile Number:  (201) 995-0728

                  with a copy, which will not constitute notice to Almedica or ATG (prior to the Closing), to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Richard T. Prins
                  Facsimile Number:  (212) 735-2000

                  If to Purchasers:

                  Base Ten Systems, Inc.
                  One Electronics Drive
                  Trenton, New Jersey
                  Attention:  President
                  Facsimile Number:  (609) 586-3677

                  with a copy, which will not constitute notice to Base Ten, BTSC or ATG (following the Closing), to:

                  Pitney, Hardin, Kipp & Szuch
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Joseph Lunin
                  Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

         9.7 Severability of Provisions. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         9.8 Schedules. The Schedules constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         9.9 Counterparts. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

         9.10 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a Party will have any right or obligation pursuant to this Agreement.

         9.11 Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         9.12 Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first written above.

                             ALMEDICA

                             Almedica International Inc.


                                      CLARK L. BULLOCK
                             By:      ______________________________
                                      Name:  CLARK L. BULLOCK
                                      Title: Chairman

                             ATG

                             Almedica Technology Group, Inc.


                                      CLARK L. BULLOCK
                             By:      _____________________________
                                      Name:  CLARK L. BULLOCK
                                      Title: Chairman

                             BASE TEN

                             Base Ten Systems, Inc.


                                      THOMAS E. GARDNER
                             By:      _______________________________
                                      Thomas E. Gardner
                                      President and Chief Executive Officer

                              BTSC

                             Ex-BTS Clinical, Inc.


                                      THOMAS E. GARDNER
                             By:      ______________________________
                                      Thomas E. Gardner
                                      President

                                    Exhibit A


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
        ,  is by and between Base Ten  Systems,  Inc., a New Jersey  corporation
(the  "Company")  and  Almedica   International  Inc.,  a  Delaware  corporation
("Almedica").

         WHEREAS, the Company, Ex-BTS Clinical, Inc., a New Jersey corporation ("BTSC"), Almedica and Almedica Technology Group Inc., a New Jersey corporation ("ATG") are parties to that certain Agreement and Plan of Merger, dated as of June 11, 1999 (the "Merger Agreement"); and

         WHEREAS, unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement; and

         WHEREAS, the Merger Agreement provides for the merger of BTSC with and into ATG; and

         WHEREAS, the 736 shares of capital stock of ATG issued and outstanding immediately prior to the Effective Time (the "ATG Shares") shall be converted into and exchanged for an aggregate of 3,950,000 shares of Class A Common Stock, par value $1.00 per share, of the Company (the "Base Ten Shares") to Almedica; and

         WHEREAS, the Company desires to grant to Almedica certain registration rights in certain circumstances with respect to such Base Ten Shares (the "Registrable Securities");

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1.       Registration Rights.

                  (a) Registration Conditions. Almedica shall not be entitled to any registration rights pursuant to this Agreement until June 12, 2000 and unless a period of 12 months has elapsed since the Closing Date, and the number of the Registrable Securities then beneficially owned by Almedica constitutes 10% or more of the Company's then outstanding Class A Common Stock. The conditions set forth in this Section 1(a) shall be referred to as the "Registration Conditions."

                  (b) Mandatory Registration. Provided that the Registration Conditions have been satisfied, the Company shall, within 45 days following receipt of a written request by Almedica, file a Registration Statement on Form S-3 (if such form is then available for use by the Company, or if such form is not then available for use by the Company, such form as is available to the Company) permitting the registration of all or a portion of the Registrable Securities for resale by Almedica in the manner reasonably designated by Almedica; provided, however, the Company shall not be required to use any form other than a Form S-3 (or such other form) so long as the Company's inability to use a Form S-3 is solely a result of Almedica's breach of Section 7.8 of the Merger Agreement. Almedica shall only be entitled to make one demand pursuant to this Section 1(b), notwithstanding the fact that its one demand may cover only a portion of the Registrable Securities then beneficially owned by Almedica; provided, however, that a demand shall not be treated as a demand unless a registration statement covering all of the shares as to which such demand was made becomes effective for the full period covered by the following sentence. Once effective, the Company shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act of 1933 (the "Securities Act") until the earlier of (i) the date on which all of the Registrable Securities have been sold, or (ii) 360 days after the effectiveness of such registration statement (the "Registration Period").

                  (c) Piggyback Registration. Provided that the Registration Conditions have been satisfied, the Company shall, at least 30 days prior to the filing of any registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or any comparable or successor forms) relating to the public offering of its Common Stock by the Company or any of its security holders, give written notice of such proposed filing and of the proposed date thereof to Almedica, and if, on or before the 20th day following the date on which such notice is given, the Company shall receive a written request from Almedica requesting that the Company include among the securities covered by such registration statement some or all of the Registrable Securities, the Company shall include such Registrable Securities in such registration statement, if filed, so as to permit such Registrable Securities to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. If the managing underwriter advises the Company in writing that the inclusion in such registration of some or all of the Registrable Securities sought to be registered by Almedica creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of Almedica, plus the number of shares of Common Stock sought to be registered by the Company and any other stockholders of the Company is too large a number to be reasonably sold, then, in such event, the number of shares sought to be registered for the stockholders of the Company shall be reduced, pro rata in proportion to the number of shares sought to be registered to the number of shares recommended be sold by the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. With respect to any excluded or withdrawn Registrable Securities and any Registrable Securities not covered by Almedica's request for inclusion in such registration statement, Almedica shall remain entitled to receive additional notices pursuant to this Section 1(c) until all Registrable Securities have been included in a registration statement either pursuant to Section 1(b) or 1(c) of this Agreement. Once effective, the Company shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the Registration Period.


         2. Terms and Conditions of Registration. Except as otherwise provided herein, in connection with any registration statement filed pursuant to Section 1 above, the following provisions shall apply:


                           (a) In connection with a registration statement filed
pursuant to Section 1(c) above, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, Almedica and the underwriters, and to contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in such agreements used by the managing underwriter, including, without limitation, restrictions of sales of Class A Common Stock or other securities by the Company as may be reasonably agreed to between the Company and such underwriters. Almedica shall be a party to any underwriting agreement relating to an underwritten sale of the Registrable Securities and may, at Almedica's option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters, shall also be made to and for the benefit of Almedica. All representations and warranties of Almedica shall be made to or for the benefit of the Company.


                           (b) The Company  shall  provide a transfer  agent and
registrar (which may be the same entity) for the Registrable Securities, not later than the effective date of such registration.


                           (c) All expenses in connection  with the  preparation
and filing of such registration statement shall be borne solely by the Company, except for any transfer taxes payable with respect to the disposition of such Registrable Securities, and any underwriting discounts and selling commissions applicable solely to such sales of Registrable Securities, which shall be paid by Almedica.


                           (d) Following the effective date of such registration
statement, the Company shall, upon the request of Almedica, forthwith supply such number of prospectuses (including exhibits thereof and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by Almedica to permit Almedica to make a public distribution of the Registrable Securities.


                           (e) The Company shall prepare, if necessary, and file
such amendments and supplements to such registration statement, as may be necessary to keep such registration statement effective, subject to applicable laws, rules and orders, during the Registration Period.


                           (f) The  Company  shall use  commercially  reasonable
efforts to register the Registrable Securities covered by such registration statement under such securities or Blue Sky laws in addition to those in which the Company would otherwise sell shares, as Almedica reasonably requests, except that neither the Company nor Almedica shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The filing fees incurred in connection with such registration shall be borne by the Company.


                           (g) Almedica shall  cooperate  fully with the Company
and provide the Company with all information reasonably requested by the Company for inclusion in the registration statement or as necessary to comply with the Securities Act.


                           (h) The Company  shall notify  Almedica,  at any time
after effectiveness when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of circumstances then existing (and upon receipt of such notice and until a supplemented or amended prospectus as set forth below is available, Almedica shall not offer or sell any securities covered by such registration statement and shall return all copies of such prospectus to the Company if requested to do so by it), and at the request of Almedica prepare and furnish Almedica promptly a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances than existing.


                           (i) The  Company  will  use  commercially  reasonable
efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use commercially reasonable efforts to comply with all other public information reporting requirements of U.S. Securities and Exchange Commission (the "Commission") Rule 144 promulgated by the Commission under the Securities Act from time to time in effect to provide Almedica with the availability of an exemption from the Securities Act for the sale of any of the Company's common stock held by Almedica. The Company will also cooperate with Almedica in supplying such information and documentation as may be necessary for Almedica to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Company common stock held by Almedica.


                           (j) In the event of any registration pursuant to this
Agreement, the Company agrees to indemnify and hold harmless, to the extent permitted by law, Almedica and each person who controls Almedica (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses to which Almedica or such controlling person may become subject under the Securities Act which are caused by any untrue or alleged untrue statement of material fact contained in the registration statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of Almedica or such controlling person for use therein.


         3.       Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of Almedica to such amendment, action or omission to act.

                  (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but not transferees of the Registrable Securities who are then present or former employees of Almedica or any entity that is then or was a subsidiary of Almedica.

                  (c) Notices. All notices and other communications provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such other address or to such other person as provided by prior written notice:


                           If to the Company:

                           Base Ten Systems, Inc.
                           One Electronics Drive
                           Trenton, New Jersey
                           Attention:  President
                           Facsimile Number:  (609) 586-3677

                           With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           P.O. Box 1945
                           Morristown, New Jersey  07962-1945
                           Attention:  Joseph Lunin
                           Facsimile Number:  (973) 966-1550


                           If to Almedica:

                           Almedica International Inc.
                           75 Commerce Drive
                           Allendale, New Jersey  07401
                           Attention:  President
                           Facsimile Number:  (201) 995-0728

                           With a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Richard T. Prins
                           Facsimile Number:  (212) 451-7519

Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

                  (d) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (e) Severability. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

                  (f) Counterparts. The parties to this Agreement may execute this Agreement in separate counterparts (no one of which need contain the signatures of all parties), each of which will be an original and all of which together will constitute one and the same instrument.

                  (g) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  (h) Jurisdiction. Each of the parties hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

                  (i) Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Registration Rights Agreement as of the date first written above.


                          BASE TEN SYSTEMS, INC.



                          By:      _______________________________
                                   Name:  William F. Hackett
                                   Title: Senior Vice President


                          ALMEDICA INTERNATIONAL INC.



                          By:      _______________________________
                                   Name:  Clark L. Bullock
                                   Title: Chairman of the Board